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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                October 20, 1999

Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, CA  94303

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Sun Microsystems, Inc., a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about October 20, 1999 in connection with the registration under the Securities Act of 1933, as amended, of 1,356,255 shares of the Company's Common Stock, par value $0.00067 per share (the "Shares"), reserved for issuance under the Forte Software, Inc. 1996 Stock Option Plan and 1997 Stock Option Plan (collectively the "Plans").

        As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plans and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plans and the sale and issuance of the Shares pursuant to the Plans.

        In our opinion, the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation


                                       /s/ WILSON SONSINI GOODRICH & ROSATI